Exhibit 10.1
HARSCO CORPORATION

RESTRICTED STOCK UNITS AGREEMENT (FORM)

This RESTRICTED STOCK UNITS AGREEMENT (this "Agreement") is made as of March 4, 2022, by and between Harsco Corporation, a Delaware corporation, and [Participant Name:First Name Last Name] (the "Grantee").
1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company's 2013 Equity and Incentive Compensation Plan, as amended by Amendment No. 1 to the 2013 Equity and Incentive Compensation Plan (the "Plan").
2.Grant of RSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement, including, without limitation, Exhibit A attached hereto (the "Non-Competition Agreement"), any additional terms and conditions for the Grantee's country (Grantees outside the United States only) set forth in the attached Exhibit B which forms part of this Agreement, and in the Plan the Company grants to the Grantee, as of March 4, 2022 (the "Date of Grant"), [Granted:Shares Granted] Restricted Stock Units ("RSUs"). Each RSU shall represent the right of the Grantee to receive one share of Common Stock subject to and upon the terms and conditions of this Agreement. Notwithstanding anything in this Section 2 or otherwise in this Agreement to the contrary, the Grantee acknowledges and agrees to be bound by the restrictive covenant terms, conditions and provisions in the Non-Competition Agreement as a "Grantee" as referred to therein.
3.Restrictions on Transfer of RSUs. Subject to Section 15 of the Plan, neither the RSUs granted hereby nor any interest therein or in the Common Stock related thereto shall be transferable prior to payment to the Grantee pursuant to Section 5 hereof other than by will or pursuant to the laws of descent and distribution.
4.Vesting of RSUs. Subject to the terms and conditions of this Agreement and the Plan, the RSUs covered by this Agreement shall vest as described in this Section.
(a)The RSUs covered by this Agreement shall vest and become nonforfeitable and payable to the Grantee pursuant to Section 5 hereof as follows, provided Grantee has continuously been employed with the Company or a Subsidiary through such respective Vesting Date:

Percentage of RSU Vesting	Vesting Date
33.3%	(a) One Year from Grant Date
33.3%	(b) Two Years from Grant Date
33.3%	(c) Three Years From Grant Date
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Any RSUs that do not so become nonforfeitable on a Vesting Date will be forfeited, including, except as provided in Section 4(b) or Section 4(d) below, if the Grantee ceases to be continuously employed by the Company or a Subsidiary prior to a Vesting Date. For purposes of this Agreement, "continuously employed" (or substantially similar term) means the absence of any interruption or termination of the Grantee's employment with the Company or with a Subsidiary of the Company. Continuous employment shall not be considered interrupted or terminated in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company and its Subsidiaries.
(b)Notwithstanding Section 4(a) above, all of the RSUs shall become nonforfeitable and payable to the Grantee pursuant to Section 5 hereof upon the occurrence of any of the following events (each, a "Paying Event") at a time when the RSUs have not been forfeited (to the extent the RSUs have not previously become nonforfeitable):
(i)the Grantee's death or becoming Disabled while the Grantee is continuously employed by the Company or any of its Subsidiaries; or
(ii)the Grantee's retirement (A) at age 62 or older while continuously employed by the Company or any of its Subsidiaries; or (B) at or after such time as the Grantee's age (minimum of age 55), plus full years of continuous employment by the Company or any of its Subsidiaries, equals 75.
(c)For purposes of this Section 4, the Grantee shall be considered "Disabled" if the Grantee is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.
(d)(i) Notwithstanding Section 4(a) above, if at any time before a Vesting Date or forfeiture of the RSUs, and while the Grantee is continuously employed by the Company or a Subsidiary, a Change in Control occurs, then the unvested RSUs will become nonforfeitable and payable to the Grantee in accordance with Section 5 hereof, except to the extent that a Replacement Award is provided to the Grantee in accordance with Section 4(d)(ii) to continue, replace or assume the RSUs covered by this Agreement (the "Replaced Award").
(ii)For purposes of this Agreement, a "Replacement Award" means an award (A) of the same type (e.g., time-based restricted stock units) as the Replaced Award, (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in

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Control or another entity that is affiliated with the Company or its successor following the Change in Control or is payable solely in cash, (D) if the Grantee holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Grantee under the Code are not less favorable to such Grantee than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to the Grantee holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 4(d)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(iii)If, upon receiving a Replacement Award, the Grantee's employment with the Company or a Subsidiary (or any of their successors) (as applicable, the "Successor") is subsequently terminated by the Grantee for Good Reason or by the Successor without Cause within a period of two years after the Change in Control, 100% of the Replacement Award will become nonforfeitable and payable with respect to the time-based restricted stock units covered by such Replacement Award.
(iv)A termination by the Grantee for "Good Reason" means Grantee's termination of his or her employment with the Successor as a result of the occurrence of any of the following: (A) a change in the Grantee's principal location of employment that is greater than 50 miles from such location as of the date of this Agreement without the Grantee's consent; provided, however, that the Grantee hereby acknowledges that the Grantee may be required to engage in travel in connection with the performance of the Grantee's duties and that such travel shall not constitute a change in the Grantee's principal location of employment for purposes hereof; (B) a material diminution in the Grantee's base compensation; (C) a change in the Grantee's position with the Successor without the Grantee's consent such that there is a material diminution in the Grantee's authority, duties or responsibilities; or (D) any other action or inaction that constitutes a material breach by the Successor of the agreement, if any, under which the Grantee provides services to the Successor or its subsidiaries. Notwithstanding the foregoing, the Grantee's termination of the Grantee's employment with the Successor as a result of the occurrence of any of the foregoing shall not constitute a termination for "Good Reason" unless (X) the

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Grantee gives the Successor written notice of such occurrence within 90 days of such occurrence and such occurrence is not cured by the Successor within 30 days of the date on which such written notice is received by the Successor and (Y) the Grantee actually terminates his or her employment with the Successor prior to the 365th day following such occurrence.
(v)A termination by the Successor without "Cause" means the Successor's termination of the Grantee's employment with the Successor under circumstances that do not involve or relate to the occurrence of any of the following: (A) an act or acts of personal dishonesty taken by the Grantee and intended to result in substantial personal enrichment of the Grantee at the expense of the Company; (B) repeated failure by the Grantee to devote reasonable attention and time during normal business hours to the business and affairs of the Company or to use the Grantee's reasonable best efforts to perform faithfully and efficiently the responsibilities assigned to the Grantee (provided that such failure is demonstrated to be willful and deliberate on the Grantee's part and is not remedied in a reasonable period of time after receipt of written notice from the Company); or (C) the conviction of the Grantee of a felony.
5.Form and Time of Payment of RSUs.
(a)Payment for the RSUs, after and to the extent they have become nonforfeitable, shall be made in the form of shares of Common Stock. Except as provided in Section 5(b) or 5(c), payment shall be made within 10 days following the date that the RSUs become nonforfeitable pursuant to Section 4 hereof.
(b)If the RSUs become nonforfeitable (i) by reason of the occurrence of a Change in Control as described in Section 4(d), and if the Change in Control does not constitute a "change in control" for purposes of Section 409A(a)(2)(A)(v) of the Code, or (ii) by reason of a termination of the Grantee's employment by reason of retirement, and if such termination does not constitute a "separation from service" for purposes of Section 409A(a)(2)(A)(i) of the Code, then payment for RSUs will be made upon the earliest of (v) the Grantee's "separation from service" with the Company and its Subsidiaries (determined in accordance with Section 409A(a)(2)(A)(i) of the Code), (w) the Vesting Date for such RSUs, (x) the Grantee's death, (y) the occurrence of a Change in Control that constitutes a "change in control" for purposes of Section 409A(a)(2)(A)(v) of the Code, or (z) the Grantee's becoming Disabled.
(c)If the RSUs become payable on the Grantee's "separation from service" with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code (including by reason of the Grantee's retirement as described in Section 4(b)(ii), due to the termination of the Grantee's employment under the conditions specified in Section 4(d)(iii) of this Agreement or by reason of Section 5(b)) and the Grantee is a "specified employee" as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, then payment for the RSUs shall be made on the earlier of the first day of the seventh month after the

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date of the Grantee's "separation from service" with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code or the Grantee's death.
(d)Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Common Stock may be issued to the Grantee at a time earlier than otherwise expressly provided in this Agreement.
(e)The Company's obligations to the Grantee with respect to the RSUs will be satisfied in full upon the issuance of Common Stock corresponding to such RSUs.
6.Dividend Equivalents; Voting and Other Rights.
(a)The Grantee shall have no rights of ownership in the Common Stock underlying the RSUs and no right to vote the Common Stock underlying the RSUs until the date on which the shares of Common Stock underlying the RSUs are issued or transferred to the Grantee pursuant to Section 5 above.
(b)From and after the Date of Grant and until the earlier of (i) the time when the RSUs become nonforfeitable and are paid in accordance with Section 5 hereof or (ii) the time when the Grantee's right to receive Common Stock in payment of the RSUs is forfeited in accordance with Section 4 hereof, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Grantee shall be entitled to a current cash payment equal to the value of the product of (x) the dollar amount of the cash dividend paid per share of Common Stock on such date and (y) the total number of RSUs covered by this Agreement. Such dividend equivalents (if any) shall be paid in cash during the vesting period for the RSUs.
(c)The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
7.Adjustments. The RSUs are subject to mandatory adjustment under the terms of Section 11 of the Plan.
8.Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the delivery to the Grantee of Common Stock or any other payment to the Grantee or any other payment or vesting event under this Agreement, the Grantee hereby authorizes withholding from payroll and any other amounts payable to the Grantee, including amounts payable hereunder, and otherwise agrees to make adequate provision for, any sums required to satisfy such tax withholding obligations of the Company. The Company shall have no obligation to make delivery or payment hereunder until the tax withholding obligations of the Company have been satisfied by the Grantee. If all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Common Stock to be delivered to the Grantee or by delivering to the Company other shares of Common Stock held by the Grantee, the shares so retained shall be credited against such withholding requirement at the Market Value per Share of such Common Stock on the date of such delivery. In no event will the market value of the Common Stock to be withheld and/or delivered pursuant to this Section 8 to satisfy applicable withholding

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taxes exceed the minimum amount of taxes required to be withheld, unless otherwise agreed to by the Grantee, provided, however, that such amount shall not exceed the statutory maximum withholding rates.
9.Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
10.Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee).
11.Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Except as expressly provided in this Agreement, capitalized terms used herein will have the meaning ascribed to such terms in the Plan.
12.No Employment Rights. The grant of the RSUs under this Agreement to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Grantee any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.
13.Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.
14.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's written consent, and (b) the Grantee's consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code.

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15.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
16.Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement. In addition, the RSUs shall be subject to the terms and conditions of the Company's clawback policy in effect on the Date of Grant as if such RSUs were "Incentive-Based Compensation" (as such term is defined in such clawback policy).
17.Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
18.Governing Law. This Agreement will be construed under the laws of the Commonwealth of Pennsylvania, without regard to its conflict of law provisions, and the parties consent and agree that the federal and state courts of the Commonwealth of Pennsylvania will have exclusive jurisdiction over any dispute relating to this Non- Competition Agreement.
19.Acknowledgement. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
20.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has executed this Agreement, effective as of the day and year first above written.

HARSCO CORPORATION
By: /s/ F. Nicholas Grasberger III Name: F. Nicholas Grasberger III Title: Chairman, President and CEO

The undersigned hereby acknowledges receipt of an executed version of this Agreement and accepts the award of RSUs granted hereunder on the terms and conditions set forth herein and in the Plan (including the terms of the Non-Competition Agreement, attached hereto as Exhibit A).
GRANTEE

By:
Name:

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EXHIBIT A

Non-Competition Agreement

1.Grant. Grantee acknowledges that Grantee has access to the confidential and proprietary trade secret information of Harsco Corporation, including its subsidiaries, joint ventures, and operating divisions (the "Company"), as further described below ("Confidential/Proprietary Trade Secret Information"). Further, Grantee acknowledges that Grantee derives significant value from the Company and from the Confidential/Proprietary Trade Secret Information provided during the term of employment with the Company, which enables Grantee to optimize the performance of the Company's performance and Grantee's own personal, professional, and financial benefit. In consideration of the grant described in the award agreement (the "Agreement") to which these terms, conditions and provisions (the "Non-Competition Agreement") are attached as an exhibit, Grantee agrees that, during Grantee's employment by the Company, and for a period of twelve (12) months after the cessation of such employment for any reason (both such periods collectively referred to as the "Restricted Period"), Grantee will not, directly or indirectly, engage in any of the following competitive activities:
(a)For Grantee or on behalf of any other corporation, business, partnership, individual, or other entity, directly or indirectly solicit, divert, contract with, or attempt to solicit, divert, or contract with, any customer with whom Grantee had Material Contact during the final two (2) years of Grantee's employment with the Company concerning any products or services that are similar to those that Grantee was responsible for or were otherwise involved with during Grantee's employment with the Company. For purposes of this Non-Competition Agreement, the Grantee will have had "Material Contact" with a customer if: (i) Grantee had business dealings with the customer on the Company's behalf; (ii) Grantee was responsible for supervising or coordinating the dealings between the Company and the customer; or (iii) Grantee obtained Confidential/Proprietary Trade Secret Information about the customer as a result of Grantee's association with the Company;
(b)Within the geographic territory where Grantee was employed by the Company, obtained knowledge of Confidential/Proprietary Trade Secret Information, or had contact with the Company's customers, become employed by or otherwise render services to (as a director, employee, contractor or consultant) or have any ownership interest in any business which is engaged in offering the same or similar products or services as, or otherwise competes with those Company, including its subsidiaries and operating unit(s) with which Grantee was employed or in any way involved during the last twelve (12) months of employment with the Company; or
(c)(i) induce, offer, assist, encourage or suggest that another business or enterprise offer employment to or enter into a consulting arrangement with

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any employee, agent or representative of the Company or (ii) induce, offer, assist, encourage or suggest that any employee, agent or representative of the Company, including its subsidiaries and joint ventures, terminate his or her employment or business affiliation with the Company or accept employment with any other business or enterprise.
(d)Confidential/Proprietary Trade Secret Information.
(i)    Grantee agrees to keep secret and confidential all Confidential/Proprietary Trade Secret Information (further described below) acquired by Grantee while employed by the Company or concerning the business and affairs of the Company, its vendors, its customers, and its affiliates (whether of a business, commercial or technological nature), and further agrees that Grantee will not disclose any such Confidential/Proprietary Trade Secret Information so acquired to any individual, partner, company, firm, corporation or other person or use the same in any manner other than in connection with the business and affairs of the Company and its affiliates. Except in the performance of services for the Company, the Grantee will not, for so long as the Confidential/Proprietary Trade Secret Information remains so designated under applicable law, use, disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer the Confidential/Proprietary Trade Secret Information or any portion thereof.
(ii)    For purposes of this Non-Competition Agreement, "Confidential/Proprietary Trade Secret Information" includes all information of a confidential or proprietary nature that relates to the business, products, services, research or development of the Company, and its affiliates or their respective suppliers, distributors, customers, independent contractors or other business relations. Confidential/Proprietary Trade Secret Information also includes, but is not limited to, the following: (A) internal business information (including information relating to strategic and staffing plans and practices, business, training, financial, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods and customer and supplier lists); (B) identities of, individual requirements of, specific contractual arrangements with and information about, the Company's suppliers, distributors, customers, independent contractors or other business relations and their confidential information; (C) trade secrets, copyrightable works and other confidential information (including ideas, formulas, recipes, compositions, inventions, innovations, improvements, developments, methods, know-how, manufacturing and production processes and techniques, research and development information, compilations of data and analyses, data and databases relating thereto, techniques, systems, records, manuals, documentation, models, drawings, specifications, designs, plans, proposals, reports and all similar or related information whether patentable or unpatentable and whether or not reduced to practice); (D) other intellectual property rights of

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the Company, or any of its affiliates; and (E) any other information that would constitute a trade secret under the Pennsylvania Uniform Trade Secrets Act, as amended from time to time (or any successor). The term "Confidential/Proprietary Trade Secret Information" also includes any information or data described above which the Company obtains from another party and which the Company treats as proprietary or designates as trade secrets, whether or not owned or developed by the Company.
(iii)    All documents and materials supplied to Grantee or developed by Grantee in the course of, or as a result of Grantee's employment at the Company whether in hard copy, electronic format or otherwise shall be the sole property of the Company. Grantee will at any time upon the request of the Company and in any event promptly upon termination of Grantee's employment or relationship with the Company, but in any event no later than five (5) business days after such termination, deliver all such materials to the Company and will not retain any originals or copies of such materials, whether in hard copy form or as computerized and/or electronic records. Except to the extent approved by the Company or required by Grantee's bona fide job duties for the Company, the Grantee also agrees that Grantee will not copy or remove from the Company's place of business or the place of business of a customer of the Company, property or information belonging to the Company or the customer or entrusted to the Company or the customer. In addition, the Grantee agrees that Grantee will not provide any such materials to any competitor of or entity seeking to compete with the Company unless specifically approved in writing by the Company. Notwithstanding anything in paragraph 1(d)(3) of this Non-Competition Agreement to the contrary, if the Company needs to take legal action to secure such return delivery of such materials, Grantee shall be responsible for all legal fees, costs and expenses incurred by the Company in doing so.
(iv)    Grantee understands that nothing contained in this Agreement limits Grantee’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (“Government Agencies”). Grantee further understands that this Agreement does not limit Grantee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be commenced by any Government Agency including providing documents or other information without notice to the Company. This Agreement does not limit the Grantee’s right to receive an award for information provided to any Government Agencies.
2.Subsequent Employment.
(a)Advise the Company of New Employment. In the event of a cessation of Grantee's employment with the Company, and during the Restricted Period described in paragraph 1 above, Grantee agrees to disclose to the Company, the name and address of any new employer or business affiliation within ten (10) calendar days of Grantee's accepting such position. In the event that Grantee fails to notify the Company of such new

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employment or business affiliation as required above, the Restricted Period will be extended by a period equal to the period of nondisclosure.
(b)Grantee's Ability to Earn Livelihood. Grantee acknowledges that, in the event of a cessation of Grantee's employment with the Company, for any reason and at any time, the provisions of paragraph 1 of this Non-Competition Agreement will not unreasonably restrict Grantee's ability to earn a living. Grantee and the Company acknowledge that Grantee's rights have been limited by this Non-Competition Agreement only to the extent reasonably necessary to protect the legitimate interests of the Company in its Confidential/Proprietary Trade Secret Information.
3.Enforcement. Grantee agrees that if Grantee violates the covenants and agreements set forth in this Non-Competition Agreement, the Company would suffer irreparable harm, and that such harm to the Company may be impossible to measure in monetary damages. Accordingly, in addition to any other remedies which the Company may have at law or in equity, the Company will have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Non-Competition Agreement specifically performed by Grantee, and the Company will have the right to obtain preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or contemplated breach, of this Non- Competition Agreement. In such event, the Company will be entitled to an accounting and repayment of all profits, compensation, remunerations or benefits which Grantee or others, directly or indirectly, have realized or may realize as a result of, growing out of, or in conjunction with any violation of this Non-Competition Agreement. Such remedies will be an addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law or in equity. In the event that the Company obtains any requested relief in any action brought to enforce the terms of this Non-Competition Agreement through court proceedings, the Company will be entitled to reimbursement for all legal fees, costs and expenses incident to enforcement.
4.Severability. If any section, paragraph, term or provision of this Non-Competition Agreement, or the application thereof, is determined by a competent court or tribunal to be invalid or unenforceable, then the other parts of such section, paragraph, term or provision will not be affected thereby and will be given full force and effect without regard to the invalid or unenforceable portions, and the section, paragraph, term or provision of this Non-Competition Agreement will be deemed modified to the extent necessary to render it valid and enforceable.
5.Miscellaneous.
(a)Employment.
(i)    This Non-Competition Agreement does not constitute a guarantee of employment and termination of employment will not affect the enforceability of this Non-Competition Agreement.

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(ii)    Grantee agrees that if Grantee is transferred from the entity or division which was Grantee's employer at the time Grantee signed this Non-Competition Agreement to employment by another division or another company that is a subsidiary or affiliate of Harsco Corporation, and Grantee has not entered into a superseding agreement with the new employer covering the subject matter of this Non-Competition Agreement, then this Non-Competition Agreement will continue in effect and the Grantee's new employer will be termed "the Company" for all purposes hereunder and will have the right to enforce this Non-Competition Agreement as Grantee's employer. In the event of any subsequent transfer, Grantee's new employer will succeed to all rights under this Non- Competition Agreement so long as such employer will be Harsco Corporation or one of its subsidiaries or affiliates and so long as this Non-Competition Agreement has not been superseded.
(b)Headings. The headings contained in this Non-Competition Agreement are inserted for convenience of reference only, and will not be deemed to be a part of this Non-Competition Agreement for any purposes, and will not in any way define or affect the meaning, construction or scope of any of the provisions of this Non-Competition Agreement.
(c)Governing Law. This Non-Competition Agreement will be construed under the laws of the Commonwealth of Pennsylvania, without regard to its conflict of law provisions, and the parties consent and agree that the federal and state courts of the Commonwealth of Pennsylvania will have exclusive jurisdiction over any dispute relating to this Non- Competition Agreement.
(d)Supplemental Nature of this Non-Competition Agreement. The restrictions set forth in paragraph 1 of this Non-Competition Agreement will be in addition to any other such restrictive covenants agreed to through separate agreements, if any, between Grantee and the Company and will survive the exercise of the equity award evidenced by the Agreement.
(e)Waiver. The failure by the Company to enforce any right or remedy available to it under this Non-Competition Agreement will not be construed to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure. No waiver of rights under this Non-Competition Agreement will be effective unless made in writing with specific reference to this Non-Competition Agreement.
(f)Notification. Grantee agreed that the Company may notify any third party about Grantee's obligations under this Non-Competition Agreement until such time as Grantee has performed all of Grantee's obligations hereunder. Upon the Company's request, Grantee agrees to provide the Company with information, including, but not limited to, supplying details of Grantee's subsequent employment, sufficient to verify that Grantee has not breached, or is not breaching, any covenant in this Non-Competition Agreement.
(g)Tolling. In the event that Grantee violates any of the covenants set forth in this Non-Competition Agreement, then the Company shall have the benefit

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of the full period of the covenants such that the covenants shall have the duration of the Restricted Period computed from the date Grantee ceased violation of the covenants, either by order of the court or otherwise.
(h)Acknowledgments.
(i)    Grantee acknowledges and agrees that this Non-Competition Agreement is in consideration of, (A) the grant evidenced by the Agreement, (B) access to Confidential/Proprietary Trade Secret Information, as required by Grantee's job duties, and (C) access to important customer relationships and the associated customer goodwill of the Company.
(ii)    Grantee acknowledges that he or she has carefully read and considered the provisions of this Non-Competition Agreement, and that this Non-Competition Agreement is reasonable as to time and scope and activities prohibited, given the Company's need to protect its interests and given the consideration provided to Grantee in the form of the grant evidenced by the Agreement.
(iii)    Grantee acknowledges that he or she has had an opportunity to consult with an independent legal counsel of Grantee's choosing, and accept the grant contained in the Agreement and continuing employment on the terms set forth in this Non-Competition Agreement.

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EXHIBIT B

Additional Terms and Conditions for International Employees

TERMS AND CONDITIONS
This Exhibit B (this "Exhibit"), which is part of the Agreement, contains additional terms and conditions that govern the RSUs granted to the Grantee under the Plan if he or she resides outside the United States. The terms and conditions in Part A apply to all Grantees outside the United States. The country-specific terms and conditions and/or notifications in Part B will also apply to the Grantee if he or she resides in one of the countries listed below. Unless otherwise defined, capitalized terms used but not defined in this Exhibit have the meanings set forth in the Plan and/or the Agreement.

NOTIFICATIONS
This Exhibit also includes information regarding exchange controls and certain other issues of which the Grantee should be aware with respect to participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of November 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information in this Exhibit as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that the Grantee vests in the RSUs or sell shares of Common Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Grantee's particular situation, and the Company is not in a position to assure the Grantee of a particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Grantee's situation.

Finally, if the Grantee is a citizen or resident, or is considered a resident, of a country other than the one in which he or she is currently working, or transferred employment after the RSUs were granted to him or her, the information contained herein may not be applicable. In addition, the Company shall, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to you under these circumstances.

A.ALL NON-U.S. COUNTRIES ADDITIONAL TERMS AND CONDITIONS

The following additional terms and conditions will apply to the Grantee if he or she resides in any country outside the United States.

Responsibility for Taxes. The following section replaces Section 8 of the Agreement in its entirety:

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The Grantee acknowledges that, regardless of any action taken by the Company or, if different, the Grantee's employer (the "Employer"), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee's participation in the Plan and legally applicable to the Grantee ("Tax-Related Items") is and remains the Grantee's responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Grantee's liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax- Related Items. In this regard, the Grantee authorizes the Company and/or the Employer to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following methods: (i) requiring payment by the Grantee to the Company, on demand, by cash, check or other method of payment as may be determined acceptable by the Company; or (ii) withholding from the Grantee's wages or other cash compensation paid to the Grantee by the Company and/or the Employer; or (iii) withholding from proceeds of the sale of shares of Common Stock acquired at vesting of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee's behalf pursuant to this authorization) without further consent; or (iv) withholding shares of Common Stock issuable at vesting of the RSUs.
Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Grantee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Common Stock subject to the vested RSUs, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.
Finally, the Grantee agrees to pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee's participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if the Grantee fails to comply with the Grantee's obligations in connection with the Tax-Related Items.

Nature of Grant. In accepting the grant, the Grantee acknowledges, understands and agrees that: (1) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (2) all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company; (3) the Grantee is voluntarily participating in the Plan; (4)

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the RSU and the shares of Common Stock subject to the RSU are not intended to replace any pension rights or compensation; (5) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty; (6) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of the Grantee's employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee's employment agreement, if any), and in consideration of the grant of the RSUs to which the Grantee is otherwise not entitled, the Grantee irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or the Employer, waives the Grantee's ability, if any, to bring any such claim, and releases the Company, its Subsidiaries and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; (7) for purposes of the RSUs, the Grantee's employment or service relationship will be considered terminated as of the date the Grantee is no longer actively providing services to the Company or one of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or providing services or the terms of the Grantee's employment or service agreement, if any) and unless otherwise expressly provided in these Terms and Conditions or determined by the Company, the Grantee's right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Grantee's period of service would not include any contractual notice period or any period of "garden leave" or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or providing services or the terms of the Grantee's employment or service agreement, if any); the Company shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the Grantee's RSU grant (including whether the Grantee may still be considered to be providing services while on an approved leave of absence); (8) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by these Terms and Conditions do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; (9) the RSUs and the shares of Common Stock subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; and (10) the Grantee acknowledges and agrees that neither the Company, the Employer nor any subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Grantee's local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Grantee pursuant to the settlement of the RSUs or the subsequent sale of any shares of Common Stock acquired upon settlement.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee's participation in the Plan, or the Grantee's acquisition or sale of the underlying shares of Common Stock. The Grantee is hereby advised to consult with the Grantee's own personal tax, legal and financial advisors regarding the Grantee's participation in the Plan before taking any action related to the Plan.

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Data Privacy for Grantees not based in the European Economic Area or the United Kingdom.
The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, including email, of the Grantee's personal data as described in the Agreement and any other RSU grant materials ("Data") by and among, as applicable, the Employer, the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Grantee's participation in the Plan.
The Grantee understands that the Company and the Employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee's favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Grantee understands that Data will be transferred to the Company's stock transfer agent and/or broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the United States or elsewhere (including outside the EEA), and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than the Grantee's country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee's local human resources representative. The Grantee authorizes the Company, the Company's stock transfer agent and/or broker, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee's participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee's participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee's local human resources representative. Further, the Grantee understands that the Grantee is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke the Grantee's consent, the Grantee's employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Grantee's consent is that the Company would not be able to grant the Grantee RSUs or other equity awards or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing the Grantee's consent may affect the Grantee's ability to participate in the Plan. For more information on the consequences of the Grantee's refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee's local human resources representative.

Data Privacy for Grantees based in the European Economic Area (including the United Kingdom).
The Company and its subsidiaries and affiliates will process the data of the Grantee in accordance with (i) the applicable data privacy policy or policies adopted by the Company or its

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subsidiaries and affiliates; and (ii) the data privacy notice(s) provided to the Grantee covering the processing of the Grantee's data in connection with the Plan.

The Grantee understands and acknowledges that the processing of their data by the Company and its subsidiaries and affiliates in relation to the operation of the Plan is necessary for (i) the performance of the Agreement; (ii) to comply with any legal obligation in relation to the operation of the Plan; and (iii) to account for any tax and duties in relation to the Plan.

Governing Law and Venue. The RSU grant and the provisions of the Agreement are governed by, and subject to, the internal substantive laws of the State of Delaware in the United States of America (with the exception of its conflict of law provisions).
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the Commonwealth of Pennsylvania in the United States of America and agree that such litigation shall be conducted only in the courts of Cumberland County, the Commonwealth of Pennsylvania, or the federal courts for the United States of America for the Middle District of Pennsylvania, and no other courts, where this grant is made and/or to be performed.

Compliance with Law. The following section supplements Section 9 of the Agreement: Notwithstanding any other provision of the Plan or the Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission ("SEC") or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the Grantee agrees that Company shall have unilateral authority to amend the Plan and the Agreement without the Grantee's consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

Language. If the Grantee has received the Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means, including email. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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Severability. The provisions of these Terms and Conditions are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Imposition of Other Requirements. Subject to Section 14 of the Agreement, the Company reserves the right to impose other requirements on the Grantee's participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of these Terms and Conditions shall not operate or be construed as a waiver of any other provision of these Terms and Conditions, or of any subsequent breach by the Grantee or any other Participant.

B.COUNTRY-SPECIFIC ADDITIONAL TERMS AND CONDITIONS AND NOTIFICATIONS

AUSTRALIA
TERMS AND CONDITIONS
Settlement of RSUs. Notwithstanding anything to the contrary in the Agreement, upon the vesting of the RSUs, the Grantee will receive a cash payment in an amount equal to the value of the shares of Common Stock underlying the vested RSUs on the vesting date. As long as the Grantee resides in Australia, he or she may not receive or hold shares of Common Stock in connection with the RSUs under the Plan. Accordingly, any provisions in the Agreement referring to issuance of shares of Common Stock shall not be applicable to the Grantee as long as he or she resides in Australia.

NOTIFICATIONS
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding $10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report.

BELGIUM
NOTIFICATIONS
Tax Reporting Information. Grantee is required to report any bank accounts opened and maintained outside of Belgium on his or her annual Belgian tax return.

BRAZIL
TERMS AND CONDITIONS

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Compliance with Law. By accepting the RSUs, the Grantee acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the RSUs, the receipt of any dividends, and the sale of shares of Common Stock acquired under the Plan.

NOTIFICATIONS
Exchange Control Information. If the Grantee is resident or domiciled in Brazil, he or she will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US $100,000. Assets and rights that must be reported include shares of Common Stock.

CANADA
TERMS AND CONDITIONS
Settlement. Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, this grant of RSUs, along with any dividend equivalent amounts otherwise payable under Section 6 of this Agreement, shall only be settled in newly-issued shares of Common Stock, and without the use of any form of employee benefit trust. This provision is without prejudice to the application of Section 8 of this Agreement, provided the Grantee has been given a reasonably opportunity to pay (either out his/her own funds or via payroll deduction) the relevant withholding tax amounts.

Continuous Employment. The following provision supplements this Agreement and the Plan:
A Grantee’s “continuous employment” (or substantially similar term) with the Company or a Subsidiary, as the case may be, will be deemed to have been terminated (regardless of the reason for the termination and whether or not later found to be invalid or in breach of applicable law in the jurisdiction where Grantee is rendering services or the terms of Grantee’s employment or other service agreement, if any) on the date that is the earliest of (1) the termination date of Grantee’s status as an employee, (2) the date Grantee receives written notice of termination of Grantee’s status as an employee or service provider, or (3) the date Grantee is no longer actively employed by or actively providing services to the Company or any of its Subsidiaries regardless of any notice period or period of pay in lieu of such notice mandated under applicable law (including, but not limited to, statutory law, regulatory law and/or common law) in the jurisdiction where Grantee is employed or rendering service or the terms of Grantee’s employment or other service agreement, if any.
Notwithstanding the foregoing, if applicable employment or labour standards legislation explicitly requires continued participation in the Plan during a statutory notice period, Grantee acknowledges that his or her right to participate in the Plan, if any, will terminate effective as of the last day of Grantee’s minimum statutory notice period, but Grantee will not earn or be entitled to pro-rata vesting if the vesting date falls after the end of Grantee’s statutory notice period, nor will Grantee be entitled to any compensation for lost vesting.

Cause. For purposes of this Agreement and the Plan, “Cause” means the occurrence of any of the following: (A) an act or acts of personal dishonesty taken by the Grantee and intended to result in substantial personal enrichment of the Grantee at the expense of the Company; (B)

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repeated failure by the Grantee to devote reasonable attention and time during normal business hours to the business and affairs of the Company or to use the Grantee's reasonable best efforts to perform faithfully and efficiently the responsibilities assigned to the Grantee (provided that such failure is demonstrated to be willful and deliberate on the Grantee's part and is not remedied in a reasonable period of time after receipt of written notice from the Company); or (C) the conviction of the Grantee of a felony, indictable offence, or summary conviction offence that is related to the employment or intended employment of the Grantee; provided, however, that if the Grantee is employed in the Province of Ontario, “Cause” instead means willful misconduct, disobedience or willful neglect of duty that is not trivial and has not been condoned by the Company or a Subsidiary.

NOTIFICATIONS
Securities Law Information.
Your participation in the Plan is voluntary, and you acknowledge and agree that you have not been induced to enter into this Agreement or acquire any RSUs or Common Stock by expectation of employment, engagement or appointment or continued employment, engagement or appointment.
You understand that you are permitted to sell Common Stock acquired pursuant to the Plan, provided that the Company is a “foreign issuer” that is not a public company in any jurisdiction of Canada and the sale of the Common Stock acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, in addition to not being a reporting issuer in any jurisdiction of Canada, a “foreign issuer” is an issuer that: (i) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (ii) does not have its head office in Canada; and (iii) does not have a majority of its executive officers or directors ordinarily resident in Canada. If any designated broker is appointed under the Plan, you shall sell such securities through the designated broker.

For Grantees in the Province of Ontario
Non-Competition Agreement. Section 1(b) of the Non-Competition Agreement does not apply to non-Executive Grantees employed in the Province of Ontario, where “Executive” has the meaning given to it in the Working for Workers Act (Ontario).

Foreign Asset/Account Reporting Information. Grantee is required to report any foreign specified property on form T1135 (Foreign Income Verification Statement) if the total value of the “foreign specified property” exceeds C$100,000 at any time in the year. Foreign specified property includes Common Stock acquired under the Plan, and may include the RSUs. The RSUs must be reported (generally at a nil cost) if the $100,000 cost threshold is exceeded because of other foreign property Grantee holds. If Common Stock is acquired, its cost generally is the adjusted cost base (“ACB”) of the Common Stock. The ACB ordinarily would equal the fair market value of the Common Stock at the time of acquisition, but if Grantee owns other Common Stock, this ACB may have to be averaged with the ACB of the other Common Stock. The form must be filed by April 30 following the taxation year in question. Grantee

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should consult with his or her personal legal and tax advisor, as the case may be, to ensure compliance with applicable reporting obligations.

CHINA
TERMS AND CONDITIONS
Settlement of RSUs. Notwithstanding anything to the contrary in the Agreement, due to local regulatory requirements, upon the vesting of the RSUs, the Grantee will receive a cash payment in China via the Company's local Chinese payroll in an amount equal to the value of the shares of Common Stock underlying the vested RSUs on a vesting date. As long as the Grantee resides in China, he or she may not receive or hold shares of Common Stock in connection with the RSUs under the Plan. Accordingly, any provisions in the Agreement referring to issuance of shares of Common Stock shall not be applicable to the Grantee as long as he or she resides in China.

FRANCE
TERMS AND CONDITIONS
Consent to Receive Information in English. By accepting the grant of the RSUs, the Grantee confirms having read and understood the Plan and the Agreement, which were provided in the English language. The Grantee accepts the terms of those documents accordingly.
En acceptant cette attribution gratuite d'actions, le Grantee confirme avoir lu et compris lePlan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Grantee accepte les dispositions de ces documents en connaissance de cause.

NOTIFICATIONS
Tax Notification. The RSUs are not intended to be French tax-qualified. Please be aware that the Company intends that any outstanding RSUs granted to you pursuant to the 1995 Executive Incentive Compensation Plan Sub-plan for Restricted Stock Units Granted to Participants in France will continue to meet the requirements for qualified status under French law; therefore, different terms and conditions will apply to such outstanding RSUs. Please refer to the Restricted Stock Unit Agreement for Employees in France applicable to your grant for further details.

Exchange Control Notification. The Grantee may hold shares of Common Stock acquired under the Plan outside of France provided that he or she declares all foreign accounts (including any accounts that were opened or closed during the tax year) on his or her annual French income tax return.

GERMANY
TERMS AND CONDITIONS
Parties to the Agreement. The Agreement is exclusively concluded between Harsco Corporation and the Grantee. The local Harsco entity employing the Grantee is not in any way party to the Agreement or entitled/committed hereby.

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Vesting of RSUs. Notwithstanding anything to the contrary in the Agreement or in the Plan, the Grantee shall be considered "Disabled" for the purposes of this Agreement, if the Grantee's employment contract ends as a consequence of the Grantee being granted a permanent statutory pension for full occupational disability (unbefristete Rente wegen voller Erwerbsminderung) by the competent authorities.

Non-Competition Agreement. Notwithstanding anything to the contrary in the Non-Competition Agreement, it is exclusively concluded between Harsco Corporation and the Grantee. The employer of the Grantee is not in any way party to the Non-Competition Agreement or entitled/committed hereby. The Non-Competition Agreement does not affect in any way a separate non-competition agreement concluded between the Grantee and his/her employer.

INDIA
TERMS AND CONDITIONS
The Grantee hereby agrees that it shall hold the shares of the Common Stock pursuant to this Agreement and the Plan, at all times in accordance with the applicable laws in India, including but not limited to the (Indian) Foreign Exchange Management (Transfer or Issue of Any Foreign Security) Regulations, 2004 (and as amended or replaced), relevant master circulars, directions, notifications issued in this regard by the Reserve Bank of India from time to time and shall carry out the necessary reporting with the Reserve Bank of India at all stages of granting and vesting, if and as may be required. The Grantee agrees to indemnify the Company and/or Subsidiary of the Company with respect to any non-compliance and/or non-adherence by the Grantee of any of the applicable laws in India arising out of holding of the shares of the Common Stock by the Grantee.

The Grantee shall declare the holding of shares of the Common Stock, if and as may be necessary, in its income for taxation purposes and agrees to indemnify the Company and/or Subsidiary of the Company with respect to any and all taxes that it shall be obligated to pay with respect to the shares of the Common Stock such as including but not limited to income tax, capital gain taxes etc., under this Agreement and which may arise as a result of the sale of the shares of the Common Stock and the transactions contemplated hereunder.

LUXEMBOURG
NOTIFICATIONS
Exchange Control Information. Grantee understands that Grantee is required to report any inward remittances of funds to the Banque Centrale de Luxembourg and/or the Service Central de la Statistique et des Études Économiques within 15 working days following the month during which the transaction occurred unless such payment is reported by a Luxembourg-resident financial institution.

MALAYSIA

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Tax Reporting Information. By accepting the RSUs, the Grantee acknowledges that he or she agrees to comply with applicable Malaysian laws and pay any and all applicable taxes associated with the vesting of the RSUs, The Grantee is required to ensure that the local Harsco entity employing the Grantee to reports such share benefit to the Malaysian Inland Revenue Board.

THE NETHERLANDS
TERMS AND CONDITIONS
Non-Competition Agreement. The non-competition agreement entered into between the Company and the Grantee shall be in addition to any non-compete arrangements between the Grantee and his or her employer.

SWITZERLAND
TERMS AND CONDITIONS
Vesting: With the acceptance of a Grant, the Grantee expressly acknowledges that any RSU, PSU and/or SAR shall not give the Grantee any right or entitlement until such Grant is fully vested. The Grant remains fully discretionary until full vesting.

Continuous Employment: In Switzerland, "continuously employed" (or substantially similar term) means the absence of any interruption or termination (issuance of termination notice) of the Grantee's employment with the Company or with a Subsidiary of the Company. Continuous employment shall not be considered interrupted or terminated in the case of sick leave, military leave or any other leave of absence approved by the Company for which compensation needs to be paid by the Company or salary replacement benefits are granted by any insurance or in the case of transfers between locations of the Company and its Subsidiaries. For the avoidance of any doubt, continuous employment ends in any case with the end of the employment, even if any salary replacement benefits continue to be paid by any insurance, pension scheme or social security.

Retirement: For the purpose of the Plan, only a retirement under the rules and conditions of the Swiss pension scheme of the Subsidiary employing the Grantee shall qualify as retirement for the purpose of vesting of RSU, PSU or termination of SAR, and only if such retirements is (A) at age 62 or older while employed by the Company or any of its Subsidiaries; or (B) at or after such time as the Grantee's age (minimum of age 55), plus full years of continuous employment by the Company or any of its Subsidiaries, equals 75.

Disability: For purposes of the Plan, the Grantee shall be considered "Disabled" if the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or qualifies as permanent full disability under the applicable Swiss social security and/or pension laws.

Non-Competition Agreement: For the avoidance of any doubt, any non-competition agreement entered into between the Grantee and the Company in connection with the Plan and grants

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thereunder shall be in addition to any non-competition agreement agreed between the Grantee and the employing Subsidiary and shall not replace such non-competition agreement.

NOTIFICATIONS
Exchange Control Notification. The Grantee may hold shares of Common Stock acquired under the Plan outside of Switzerland provided that he or she declares all foreign accounts (including any accounts that were opened or closed during the tax year) on his or her annual Swiss tax declaration.

UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Notice. RSUs under the Plan are granted only to select executive officers and other employees of the Company and its subsidiaries for the purpose of providing such eligible persons with incentives and rewards for performance. The Agreement, including this Exhibit, the Plan and any documents the Grantee may receive in connection with the RSUs are intended for distribution to such eligible persons and must not be delivered to, or relied on, by any other person.
The Emirates Securities and Commodities Authority, the Central Bank, the Ministry of Economy and the Dubai Department of Economic Development do not have any responsibility for reviewing or verifying any documents in connection with the Plan nor have they reviewed or approved the Plan or the Agreement. The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. The Grantee and/or prospective purchasers of the securities offered should conduct their own due diligence on the securities.
If the Grantee does not understand the contents of the Agreement, including this Exhibit, or the Plan, the Grantee should consult an authorized financial adviser.

UNITED KINGDOM
TERMS AND CONDITIONS
U.K. Sub-Plan. The terms of the U.K. Sub-plan apply to the RSUs.

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